                                                                 EXHIBIT 10.60

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                   CREDIT AGREEMENT


                                     by and among


                    THE COCA-COLA BOTTLING GROUP (SOUTHWEST), INC.
                                    as Borrower,


                         NATIONSBANK, NATIONAL ASSOCIATION ,
                               as Agent and as Lender

                                         and

                      THE LENDERS PARTY HERETO FROM TIME TO TIME




                                    March 11, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            TABLE OF CONTENTS

                                                         Page
                                                         ----
                               ARTICLE I

                         Definitions and Terms

1.1.      Definitions. . . . . . . . . . . . . . . . . .   2
1.2.      Rules of Interpretation. . . . . . . . . . . .  26

                               ARTICLE II

                  Line of Credit and Term Loan Facility

2.1.      The Loan . . . . . . . . . . . . . . . . . . .  28
2.2.      Term Loan Advance. . . . . . . . . . . . . . .  28
2.3.      Payment of Principal . . . . . . . . . . . . .  29
2.4.      Payment of Interest. . . . . . . . . . . . . .  29
2.5.      Manner of Payment. . . . . . . . . . . . . . .  30
2.6.      Optional Prepayments . . . . . . . . . . . . .  30
2.7.      Mandatory Prepayments.   . . . . . . . . . . .  30
2.8.      Term Notes . . . . . . . . . . . . . . . . . .  31
2.9.      Use of Proceeds. . . . . . . . . . . . . . . .  31
2.10.     Interest Periods . . . . . . . . . . . . . . .  31
2.11.     Conversions and Elections of Subsequent
           Interest Periods. . . . . . . . . . . . . . .  31
2.12.     Unused Fee . . . . . . . . . . . . . . . . . .  32
2.13.     Pro Rata Payments. . . . . . . . . . . . . . .  32

                               ARTICLE III

                      The Revolving Credit Facility

3.1.      Revolving Loans. . . . . . . . . . . . . . . .  33
3.2.      Payment of Interest. . . . . . . . . . . . . .  35
3.3.      Payment of Principal . . . . . . . . . . . . .  36
3.4.      Non-Conforming Payments. . . . . . . . . . . .  36
3.5.      Revolving Notes. . . . . . . . . . . . . . . .  36
3.6.      Pro Rata Payments. . . . . . . . . . . . . . .  36
3.7.      Reductions . . . . . . . . . . . . . . . . . .  37
3.8.      Conversions and Elections of Subsequent
           Interest Periods. . . . . . . . . . . . . . .  37
3.9.      Increase and Decrease in Amounts . . . . . . .  38

3.10.     Unused Fee . . . . . . . . . . . . . . . . . .  38
3.11.     Deficiency Advances. . . . . . . . . . . . . .  38
3.12.     Use of Proceeds. . . . . . . . . . . . . . . .  38
3.13.     Mandatory Reductions . . . . . . . . . . . . .  39
3.14.     Swing Line . . . . . . . . . . . . . . . . . .  40

                               ARTICLE IV

                           Letters of Credit

4.1.      Letters of Credit. . . . . . . . . . . . . . .  42
4.2.      Reimbursement. . . . . . . . . . . . . . . . .  42
4.3.      Letter of Credit Facility Fees . . . . . . . .  45
4.4.      Administrative Fees. . . . . . . . . . . . . .  46

                                ARTICLE V

                            Credit Enhancement

5.1.      Guaranty . . . . . . . . . . . . . . . . . . .  47
5.2.      Stock Pledge . . . . . . . . . . . . . . . . .  47
5.3.      Further Assurances . . . . . . . . . . . . . .  47

                               ARTICLE VI

                        Change in Circumstances

6.1.      Increased Cost and Reduced Return. . . . . . .  48
6.2.      Limitation on Types of Loans . . . . . . . . .  49
6.3.      Illegality . . . . . . . . . . . . . . . . . .  50
6.4.      Treatment of Affected Loans. . . . . . . . . .  50
6.5.      Compensation . . . . . . . . . . . . . . . . .  50
6.6.      Taxes. . . . . . . . . . . . . . . . . . . . .  51
6.7.      Replacement Lenders. . . . . . . . . . . . . .  52

                               ARTICLE VII

                     Conditions to Making Loans and
                        Issuing Letters of Credit

7.1.      Conditions of Initial Advance under the
           Revolving Credit Facility . . . . . . . . . .  54
7.2.      Conditions of Term Loan. . . . . . . . . . . .  56
7.3.      Conditions of Revolving Loans and Letter
           of Credit . . . . . . . . . . . . . . . . . .  57
7.4.      Supplements to Schedules . . . . . . . . . . .  58

                             ARTICLE VIII

                    Representations and Warranties

8.1.      Organization and Authority . . . . . . . . . .  59
8.2.      Loan Documents . . . . . . . . . . . . . . . .  59
8.3.      Solvency . . . . . . . . . . . . . . . . . . .  60
8.4.      Subsidiaries and Stockholders. . . . . . . . .  60
8.5.      Ownership Interests. . . . . . . . . . . . . .  60
8.6.      Financial Condition. . . . . . . . . . . . . .  61
8.7.      Title to Properties. . . . . . . . . . . . . .  61
8.8.      Taxes. . . . . . . . . . . . . . . . . . . . .  61
8.9.      Other Agreements . . . . . . . . . . . . . . .  62
8.10.     Litigation . . . . . . . . . . . . . . . . . .  62
8.11.     Margin Stock . . . . . . . . . . . . . . . . .  62
8.12.     Investment Company . . . . . . . . . . . . . .  62
8.13.     Patents, Etc.. . . . . . . . . . . . . . . . .  62
8.14.     No Untrue Statement. . . . . . . . . . . . . .  63
8.15.     No Consents, Etc.. . . . . . . . . . . . . . .  63
8.16.     Employee Benefit Plans . . . . . . . . . . . .  63
8.17.     No Default . . . . . . . . . . . . . . . . . .  64
8.18.     Environmental Matters. . . . . . . . . . . . .  64
8.19.     Employment Matters . . . . . . . . . . . . . .  65
8.20.     RICO . . . . . . . . . . . . . . . . . . . . .  65
8.21.     Subordinated Notes . . . . . . . . . . . . . .  65

                               ARTICLE IX

                          Affirmative Covenants

9.1.      Financial Reports, Etc.. . . . . . . . . . . .  66
9.2.      Maintain Properties. . . . . . . . . . . . . .  67
9.3.      Existence, Qualification, Etc. . . . . . . . .  68
9.4.      Regulations and Taxes. . . . . . . . . . . . .  68
9.5.      Insurance. . . . . . . . . . . . . . . . . . .  68
9.6.      True Books . . . . . . . . . . . . . . . . . .  68
9.7.      Right of Inspection. . . . . . . . . . . . . .  68
9.8.      Observe all Laws . . . . . . . . . . . . . . .  69
9.9.      Governmental Licenses. . . . . . . . . . . . .  69
9.10.     Covenants Extending to Other Persons . . . . .  69
9.11.     Officer's Knowledge of Default . . . . . . . .  69
9.12.     Suits or Other Proceedings . . . . . . . . . .  69

9.13.     Notice of  Environmental Complaint or
           Condition . . . . . . . . . . . . . . . . . .  69
9.14.     Environmental Compliance . . . . . . . . . . .  70
9.15.     Indemnification. . . . . . . . . . . . . . . .  70
9.16.     Further Assurances . . . . . . . . . . . . . .  70
9.17.     Employee Benefit Plans . . . . . . . . . . . .  70
9.18.     Continued Operations . . . . . . . . . . . . .  71
9.19.     New Subsidiaries . . . . . . . . . . . . . . .  71

                                 ARTICLE X

                            Negative Covenants

10.1.     Financial Covenants. . . . . . . . . . . . . .  73
10.2.     Acquisitions . . . . . . . . . . . . . . . . .  73
10.3.     Capital Expenditures . . . . . . . . . . . . .  74
10.4.     Liens. . . . . . . . . . . . . . . . . . . . .  74
10.5.     Indebtedness . . . . . . . . . . . . . . . . .  75
10.6.     Transfer of Assets . . . . . . . . . . . . . .  76
10.7.     Investments. . . . . . . . . . . . . . . . . .  76
10.8.     Merger or Consolidation. . . . . . . . . . . .  76
10.9.     Transactions with Affiliates . . . . . . . . .  77
10.10.    Compliance with ERISA. . . . . . . . . . . . .  77
10.11.    Fiscal Year. . . . . . . . . . . . . . . . . .  78
10.12.    Dissolution, etc.. . . . . . . . . . . . . . .  78
10.13.    Limitations on Sales and Leasebacks. . . . . .  78
10.14.    Change in Control. . . . . . . . . . . . . . .  79
10.15.    Hedging Obligations. . . . . . . . . . . . . .  79
10.16.    Negative Pledge Clauses. . . . . . . . . . . .  79
10.17.    Subordinated Debt. . . . . . . . . . . . . . .  79
10.18.    Pledged Stock. . . . . . . . . . . . . . . . .  79
10.19.    Material Agreements. . . . . . . . . . . . . .  79

                                ARTICLE XI

                   Events of Default and Acceleration

11.1.     Events of Default. . . . . . . . . . . . . . .  80
11.2.     Agent to Act . . . . . . . . . . . . . . . . .  83
11.3.     Cumulative Rights. . . . . . . . . . . . . . .  83
11.4.     No Waiver. . . . . . . . . . . . . . . . . . .  84
11.5.     Allocation of Proceeds . . . . . . . . . . . .  84

                               ARTICLE XII

                                The Agent

12.1.     Appointment, Powers, and Immunities. . . . . .  86
12.2.     Reliance by Agent. . . . . . . . . . . . . . .  86
12.3.     Defaults . . . . . . . . . . . . . . . . . . .  87
12.4.     Rights as Lender . . . . . . . . . . . . . . .  87
12.5.     Indemnification. . . . . . . . . . . . . . . .  87
12.6.     Non-Reliance on Agent and Other Lenders. . . .  88
12.7.     Resignation of Agent . . . . . . . . . . . . .  88
12.8.     Fees . . . . . . . . . . . . . . . . . . . . .  88

                              ARTICLE XIII

                              Miscellaneous

13.1.     Assignments and Participations . . . . . . . .  89
13.2.     Notices. . . . . . . . . . . . . . . . . . . .  90
13.3.     Right of Set-off; Adjustments. . . . . . . . .  92
13.4.     Survival . . . . . . . . . . . . . . . . . . .  93
13.5.     Expenses . . . . . . . . . . . . . . . . . . .  93
13.6.     Amendments and Waivers . . . . . . . . . . . .  93
13.7.     Counterparts . . . . . . . . . . . . . . . . .  94
13.8.     Termination. . . . . . . . . . . . . . . . . .  94
13.9.     INDEMNIFICATION; LIMITATION OF LIABILITY . . .  95
13.10.    Severability . . . . . . . . . . . . . . . . .  96
13.11.    ENTIRE AGREEMENT . . . . . . . . . . . . . . .  96
13.12.    Agreement Controls . . . . . . . . . . . . . .  96
13.13.    Usury Savings Clause . . . . . . . . . . . . .  96
13.14.    GOVERNING LAW; WAIVER OF JURY TRIAL. . . . . .  97
13.15.    Payments . . . . . . . . . . . . . . . . . . .  98

EXHIBIT A    Applicable Commitment Percentages . . . . . A-1
EXHIBIT B    Form of Assignment and Acceptance . . . . . B-1
EXHIBIT C    Notice of Appointment (or Revocation) of
             Authorized Representative . . . . . . . . . C-1
EXHIBIT D-1  Form of Borrowing Notice. . . . . . . . . . D-1
EXHIBIT D-2  Form of Borrowing Notice--Swing Line
             Loans . . . . . . . . . . . . . . . . . . . D-3
EXHIBIT E    Form of Interest Rate Selection Notice. . . E-1
EXHIBIT F-1  Form of Revolving Note. . . . . . . . . . F-1-1
EXHIBIT F-2  Form of Swing Line Note . . . . . . . . . F-2-1
EXHIBIT F-3  Form of Term Note . . . . . . . . . . . . F-3-1

EXHIBIT G        Form of Opinion of Borrower's Counsel . . . G-1
EXHIBIT H        Compliance Certificate. . . . . . . . . . . H-1
EXHIBIT I        Form of Facility Guaranty . . . . . . . . . I-1
EXHIBIT J-1      Form of Stock Pledge Agreement. . . . . . J-1-1
EXHIBIT J-2      Form of Pledge Agreement. . . . . . . . . J-2-1

Schedule 1.1     Material Agreements . . . . . . . . . . . . S-1
Schedule 8.4     Subsidiaries and Investments in Other
                  Persons. . . . . . . . . . . . . . . . . . S-3
Schedule 8.6     Indebtedness. . . . . . . . . . . . . . . . S-4
Schedule 8.7     Liens . . . . . . . . . . . . . . . . . . . S-5
Schedule 8.8     Tax Matters . . . . . . . . . . . . . . . . S-6
Schedule 8.10    Litigation. . . . . . . . . . . . . . . . . S-7
Schedule 9.5     Insurance . . . . . . . . . . . . . . . . . S-8

                             CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of March 11, 1998 (the "Agreement"), is made by and among THE COCA-COLA BOTTLING GROUP (SOUTHWEST), INC., a Nevada corporation having its principal place of business in Dallas, Texas (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to SECTION 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of SECTION 12.7, the "Agent");

                            W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a 364-day line of credit facility in an amount of up to $50,000,000, which upon advance shall convert to a term loan facility in the principal amount of such advance, the proceeds of which are to be used as provided in SECTION 2.9 and a revolving credit facility of up to $220,000,000, the proceeds of which are to be used as provided in SECTION
3.12 and which shall include a letter of credit facility of up to $10,000,000 for the issuance of standby and commercial letters of credit; and

     WHEREAS, the Lenders are willing to make such term loan, revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                ARTICLE I

                          DEFINITIONS AND TERMS

     1.1. DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

               "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

               "Advance" means any of (i) the borrowing under the Term Loan Facility or (ii) a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

               "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the
     Borrower.   The term "control" means the possession, directly or
     indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

               "Applicable Commitment Percentage" means, with respect to each Lender that portion of the Total Credit Commitment, Total Revolving Credit Commitment or Total Term Loan Commitment, as the case may be (including its Participations and its obligations hereunder to the Issuing Bank to acquire Participations), allocable to such Lender (i) with respect to Lenders as of the Closing Date, as set forth in EXHIBIT A and (ii) with respect to any Person who becomes a Lender thereafter, as reflected in each Assignment and Acceptance to which such Lender is a party Assignee; PROVIDED that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 13.1.

               "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" means that percent per annum set forth below, which shall be based upon the Consolidated Total Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

----------------------------------------------------------------------------------------------------------------------------
  Tier     Consolidated Total Leverage Ratio   Applicable Margin for Revolving Loans      Applicable Margin for Term Loans
----------------------------------------------------------------------------------------------------------------------------
                                                  Eurodollar Rate       Base Rate          Eurodollar Rate       Base Rate
                                                       Loans              Loans                Loans               Loans
----------------------------------------------------------------------------------------------------------------------------
  VI                Greater than 6.50 to 1.00          1.750%             0.750%               2.500%              1.250%
----------------------------------------------------------------------------------------------------------------------------
   V       Less than or equal to 6.50 to 1.00          1.250%             0.250%               2.000%              1.000%
                but greater than 6.00 to 1.00
----------------------------------------------------------------------------------------------------------------------------
  IV       Less than or equal to 6.00 to 1.00          1.000%              0.00%               1.750%              0.750%
                but greater than 5.50 to 1.00
----------------------------------------------------------------------------------------------------------------------------
  III      Less than or equal to 5.50 to 1.00          0.750%              0.00%               1.500%              0.500%
                but greater than 5.00 to 1.00
----------------------------------------------------------------------------------------------------------------------------
  II       Less than or equal to 5.00 to 1.00          0.500%              0.00%               1.250%              0.250%
                but greater than 3.50 to 1.00
----------------------------------------------------------------------------------------------------------------------------
   I       Less than or equal to 3.50 to 1.00          0.375%              0.00%               1.125%              0.000%
----------------------------------------------------------------------------------------------------------------------------


     The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to SECTION 9.1(a)(ii) and SECTION 9.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED HOWEVER, if the Borrower shall fail to deliver any such certificate within the time period required by SECTION 9.1, then the Applicable Margin shall be Tier VI from the date such certificate was required to be delivered until the appropriate certificate is so delivered. From the Closing Date to the day following the date of delivery of the certificate for the period ending December 31, 1997, the Applicable Margin shall be Tier IV.

               "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Total Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

---------------------------------------------------------------------------------
 Tier         Consolidated Total Leverage Ratio           Applicable Unused Fee
---------------------------------------------------------------------------------
  VI                  Greater than 6.50 to 1.00                  0.500%
---------------------------------------------------------------------------------
   V         Less than or equal to 6.50 to 1.00                  0.375%
                  but greater than 6.00 to 1.00
---------------------------------------------------------------------------------
  IV         Less than or equal to 6.00 to 1.00                  0.275%
                  but greater than 5.50 to 1.00
---------------------------------------------------------------------------------
  III        Less than or equal to 5.50 to 1.00                  0.250%
                  but greater than 5.00 to 1.00
---------------------------------------------------------------------------------
  II         Less than or equal to 5.00 to 1.00                  0.200%
                  but greater than 3.50 to 1.00
---------------------------------------------------------------------------------
   I         Less than or equal to 3.50 to 1.00                  0.180%
---------------------------------------------------------------------------------

     The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to SECTION 9.1(a)(ii) and SECTION 9.1(b)(ii), subject to review and approval of such computations by the Agent and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED HOWEVER, if the Borrower shall fail to deliver any such certificate within the time period required by SECTION 9.1, then the Applicable Unused Fee shall be Tier VI from the date such certificate was required to be delivered until the appropriate certificate is so delivered. From the Closing Date to day following the date of delivery of the certificate for the period ending December 31, 1997, the Applicable Unused Fee shall be Tier IV.

               "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower or the Borrower and a Subsidiary from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

               "Asset Sale" means any direct or indirect sale, conveyance, transfer (including by means of sale-leaseback) or other disposition by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in one transaction or a series of related transactions of (i) any capital stock or other equity interest of any Subsidiary or (ii) any other property or asset of the Borrower or any Subsidiary (other than cash or cash equivalents) not in the ordinary course of business; provided, however, that the Dani
     Disposition shall not be deemed an Asset Sale.

               "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to SECTION 13.1.

               "Authorized Representative" means any of the Co-Chairmen of the Board of Directors, the President, any Vice President or the Treasurer of the Borrower or, with respect to financial matters, the Treasurer or other financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of EXHIBIT C.

               "Base Rate" means, for any day, the rate per annum equal to the sum of (i) the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day, plus (ii) the Applicable Margin in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

               "Base Rate Loan" means a Revolving Loan or a Segment for which the rate of interest is determined by reference to the Base Rate.

               "Base Rate Refunding Loan" means either (i) a Base Rate Loan or Swing Line Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) a Base Rate Loan made to pay NationsBank in respect of Swing Line Outstandings.

               "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

               "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

               "Borrower's Account" means a demand deposit account number 010180683524 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

               "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, an Advance under the Term Loan Facility or a Swing Line Loan, in the forms of EXHIBITS D-1 AND D-2, respectively.

               "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York or North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

               "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the SUM of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred by the Borrower and its Subsidiaries in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to SECTION 9.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in SECTION 9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

               "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time, including Statement No. 13, of the Financial Accounting Standards Board and any successor thereof.

               "Change of Control" means, at any time:

                    (i) Robert K. Hoffman, Edmund M. Hoffman, members of their immediate families and/or trusts for the benefit of and/or controlled by any of them shall cease to own, directly or indirectly through control of other entities, at least 50.1% of the Voting Stock of the Parent free and clear of any Liens, other than the terms of the Organization Documents of any such entities;

                    (ii) the Parent shall cease to own all of the Voting Stock of the Borrower free and clear of any Liens except Liens securing the Obligations;

                    (iii) the Borrower shall cease to own all of the Voting Stock in Southwest Coca-Cola Bottling Company, Inc., a Texas corporation ("SWCC") except as a result of the merger of SWCC and Borrower permitted by SECTION 10.8.

               "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in SECTION 7.1 have been satisfied.

               "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

               "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

               "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower and its Subsidiaries referred to in
     SECTION 8.6(a).

               "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization,
     (v) depreciation, (vi) certain one-time charges recorded in Fiscal Year 1997 not to exceed $2,400,000 related to the Dani Disposition, (vii) non-recurring costs incurred in connection with the redemption of the Subordinated Notes and prepayment of the Credit Facility dated April 4, 1995 among the Borrower, Texas Commerce Bank, as agent, and the lenders party thereto, and (viii) non-cash deferred compensation costs and other non-cash charges otherwise deducted in calculating Consolidated Net Income (including from FASB No. 106 Adjustments or FASB No. 121 Adjustments) but excluding non-cash charges to the extent such charges require an accrual of or a reserve for cash disbursements for any future period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated EBITDAR" means Consolidated EBITDA plus Consolidated Lease Payments.

               "Consolidated Fixed Charges Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDAR for such period, to (ii) Consolidated Fixed Charges for such period.

               "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Interest Expense, (ii) Consolidated Lease Payments for such period and
     (iii) all Restricted Payments paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, net of any dividends received on shares representing a minority interest in any Person, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Indebtedness" means the sum of all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

               "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries net of any interest income, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries, less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, (v) income or losses from minority interest in Persons, including Texas Bottling Group, Inc. and its successors, and (vi) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Senior Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) less Term Loan Outstandings (determined as at such date) less Subordinated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA.

               "Consolidated Total Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) the sum of (without duplication) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA.

               "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                    (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                    (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or
               (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                    (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation of the primary obligor;

                    (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                    (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

               "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to SECTIONS 2.11 OR 3.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

               "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to SECTIONS 2.11 and 3.8 or ARTICLE IV of one Type of Loan into another Type of Loan.

               "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the SUM of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause
     (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any

     Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 9.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in
     SECTION 9.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

               "Dani" means The Dani Group, Inc., a Texas corporation.

               "Dani Disposition" means the disposition of substantially all of the assets or 100% of the issued and outstanding capital stock of Dani by way of sale, exchange, dissolution or otherwise.

               "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

               "Default Rate" means (i) with respect to each Eurodollar Rate Loan and Eurodollar Rate Segment, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan or Segment, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Base Rate Segments, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

               "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

               "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within ten days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

               "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                    (a)    Government Securities;

                    (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                    (c) interest bearing demand or time deposits issued by any Lender, Amarillo National Bank or Plains National Bank or certificates of deposit maturing within one year from the date of issuance thereof issued by any Lender, Amarillo National Bank or Plains National Bank or by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's and interest bearing demand or time deposits or certificates of deposit maturing within one year issued by any other bank or trust company so long as such deposits are fully insured by the Federal Deposit Insurance Corporation;

                    (d)    Repurchase Agreements;

                    (e)    Municipal Obligations;

                    (f)    Pre-Refunded Municipal Obligations;

                    (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                    (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's; and

                    (i)    asset-backed remarketed certificates of
               participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

               "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

               "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

               "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

               "Eurodollar Rate Loan" means a Loan or Segment for which the rate of interest is determined by reference to the Eurodollar Rate.

               "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

               Eurodollar  =      Interbank Offered Rate      +    Applicable
               Rate           ------------------------------       Margin
                                 1- Reserve Requirement

               "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

               "Event of Default" means any of the occurrences set forth as such in SECTION 11.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               "Facility Guaranty" means each Facility Guaranty between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to SECTION 9.19, as the same may be amended, modified or supplemented.

               "Facility Termination Date" means the date on which both the Revolving Credit Termination Date and the Term Loan Termination Date shall have occurred, no Letters of Credit shall remain outstanding and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

               "FASB No. 106 Adjustments" means adjustments to income (or loss) less actual cash payments resulting from "retirement benefits other than pensions" (as defined in the Statement of Financial Accounting Standards No. 106).

               "FASB No. 121 Adjustments" means adjustments charged to income (or loss) resulting from impairment of long-lived assets (as defined in the Statement of Financial Accounting Standards No. 121).

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

               "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

               "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

               "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

               "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

               "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

               "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

               "Guarantors" means, at any date, the Parent and the Subsidiaries who are required to be parties to a Facility Guaranty at such date.

               "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

               "Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, and forward commodity price options, puts, warrants and those commonly known as commodity "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

               "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Subordinated Indebtedness, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

               "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

               "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan or Eurodollar Rate Segment for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is unavailable, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan or Eurodollar Rate Segment for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, PROVIDED, HOWEVER; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

               "Interest Period" means, for each Eurodollar Rate Loan or Eurodollar Rate Segment, a period commencing on the date such Eurodollar Rate Loan or Eurodollar Rate Segment is made or Converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; PROVIDED, that,

                    (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan or Segment for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan or Base Rate Segment as of the first day thereof;

                    (ii) if an Interest Period for a Eurodollar Rate Loan or Eurodollar Rate Segment would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                    (iii)  any Interest Period which begins on the last
               Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                    (iv) no Interest Period shall extend past the Stated Termination Date for Revolving Credit Loans or past the Term Loan Termination Date for any Segment;

                    (v) there shall not be more than ten (10) Interest Periods in effect on any day; and

                    (vi) from the Closing Date until the earlier of (A) the expiration of 180 days or (B) the date on which NMS notifies the Borrower of the end of the syndication, Interest Periods shall be limited to one month and outstanding Loans bearing interest at the Eurodollar Rate shall be for Interest Periods ending on the same date.

               "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Segment or the Conversion of any Eurodollar Rate Loan or Eurodollar Rate Segment into a Base Rate Loan or Base Rate Segment or the Conversion of any Base Rate Loan or Base Rate Segment into a Eurodollar Rate Loan or Eurodollar Rate Segment, in the form of EXHIBIT E.

               "Issuing Bank" means NationsBank as issuer of Letters of Credit under ARTICLE IV.

               "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

               "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank for the account of the Borrower or the Borrower and a Subsidiary in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or a Subsidiary.

               "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

               "Letter of Credit Facility" means the facility described in
     ARTICLE IV hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

               "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

               "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

               "Line of Credit Facility" means the facility described in SECTION
     2.1 providing for a single borrowing in the amount of the Term Loan Facility at any time during a 364 day period beginning on the Closing Date.

               "Loan" or "Loans" means any of the Revolving Loans or the Term Loan made under the Revolving Credit Facility or the Term Loan Facility, respectively.

               "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

               "Loan Parties" means the Borrower, the Guarantor(s), and any other Person (other than the Agent and the Lenders) party to any of the Loan Documents.

               "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Parent, the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Loan Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

               "Material Agreements" means the agreements set forth on
     SCHEDULE 1.1 hereto, and any other bottling or franchise agreement authorizing the manufacture, distribution and sale of product bearing one or more of the trademarks "Coca-Cola-Registered Trademark-," "Coke-Registered Trademark-" or "Dr Pepper-Registered Trademark-", to which the Borrower or any Subsidiary is or becomes a party whether by reason of an Acquisition or otherwise, in each case as the same may be amended, modified or supplemented.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

               "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

               "NationsBank" means NationsBank, National Association and its successors.

               "NMS" means NationsBanc Montgomery Securities LLC and its successors.

               "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents (excluding any Indebtedness of the Borrower or any of its Subsidiaries assumed by the purchaser in connection with such Asset Sale but including cash payments in respect of deferred payment obligations) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale, and (iv) appropriate amounts to be provided by the Borrower or any Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any Subsidiary after such Asset Sale including indemnification obligations; PROVIDED, that any amount of such reserve that is not applied to such liability and is no longer required to be provided as a reserve in accordance with GAAP shall be deemed Net Cash Proceeds.

               "Net Issuance Proceeds" means, with respect to the issuance of equity securities or Indebtedness (except Indebtedness permitted under SECTION 10.5) of the Borrower, cash payments received therefrom as and when received, net of all legal, accounting, banking, underwriting, title and recording fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction.

               "Notes" means, collectively, the Term Notes and the Revolving Notes.

               "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

               "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

               "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational, partnership action (including any required stakeholder, member or partner action) or other similar official action, as applicable, taken by such entity.

               "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

               "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, Term Loan Outstandings and Revolving Credit Outstandings on such date.

               "Parent" means CCBG Corporation, a Nevada corporation.

               "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the rights of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

               "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

               "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

               "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

               "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Stock Pledge Agreement dated as of the date hereof among the Parent, the Borrower, a Subsidiary and the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Pledge Agreement delivered to the Agent pursuant to SECTION 9.19, as any of the foregoing may be hereafter amended, supplemented or restated from time to time.

               "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

               "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

               "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

               "Principal Office" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

               "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

               "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

               "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 4.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

               "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

               "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit

     Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal to the aggregate principal amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the amount of such Lender's Applicable Commitment Percentage of the Line of Credit
     Facility and, after the Term Loan Advance Date, Term Loan Outstandings; provided that, (i) if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and (ii) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan when due, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

               "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

               "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or any Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or any Subsidiary) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and
     (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower; provided, that any such dividend, payment or other distribution to shareholders of Dani of capital stock or assets of Dani in connection with the Dani Disposition shall not be deemed a Restricted Payment, so long as Dani is not the owner or beneficiary of any Material Agreement.

               "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

               "Revolving Credit Facility" means the facility described in
     Article III hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

               "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

               "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and all accrued interest and fees, and by cancellation of all Letters of Credit.

               "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with ARTICLE III.

               "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in SECTION 3.5 substantially in the form of EXHIBIT F-1, with appropriate insertions as to amounts, dates and names of Lenders.

               "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

               "Security Instruments" means, collectively, the Pledge Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

               "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

               "Solvent" means, when used with respect to any Person, that at the time of determination:

                    (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                    (ii) it is then able and expects to be able to pay its debts as they mature; and

                    (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

               "Stated Termination Date" means March 11, 2003.

               "Subordinated Indebtedness" means the Subordinated Notes together with all other Indebtedness subordinated to the Obligations on such terms as shall be acceptable to the Required Lenders.

               "Subordinated Notes" means those certain 9% Senior Subordinated Notes due 2003 issued by the Borrower in an original principal amount of $140,000,000.

               "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries or is otherwise required by GAAP to have its financial statements consolidated with those of the Borrower and its Subsidiaries; provided, however, that TBG shall not be deemed a Subsidiary so long as the Borrower owns less than 50% of the equity interest in TBG.

               "Swap Agreement" means one or more agreements between the Borrower and any Lender (or any affiliate of any Lender) with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Lender; which agreements create Hedging Obligations.

               "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to SECTION 3.14.

               "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to SECTION 3.14.

               "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to NationsBank as provided in SECTION 3.14 substantially in the form of EXHIBIT F-2.

               "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

G

               "TBG" means Texas Bottling Group, Inc., a Nevada corporation.

               "TBG Agreement" means the Credit Agreement of even date herewith among Texas Bottling Group, Inc., the Agent and the Lenders holding Revolving Notes, as modified, supplemented or amended from time to time.

               "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with ARTICLE II.

               "Term Loan Advance Date" means, the date on which the conditions set forth in SECTION 7.2 have been satisfied and the Borrower draws under the Term Loan Facility.

               "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on EXHIBIT A.

               "Term Loan Facility" means the facility described in ARTICLE II providing for a Term Loan to the Borrower by the Lenders in the original principal amount of up to $50,000,000.

               "Term Loan Maturity Date" means the day before the fifth anniversary of the Term Loan Advance Date.

               "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding.

               "Term Loan Payment Date" means the last Business Day of each consecutive March, June, September and December following the Term Loan Advance Date and the Term Loan Maturity Date; provided, that the first Term Loan Payment Date shall be the Term Loan Payment Date next occurring after the expiration of the fiscal quarter in which the Term Loan Advance is made.

               "Term Loan Termination Date" means (i) the Term Loan Maturity Date or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 11.1 upon the occurrence of an Event of Default, or
     (iii) such date as the Borrower may voluntarily and permanently terminate the Term Loan Facility by payment or prepayment in full of all Obligations incurred in connection with the Term Loan, or (iv) such date as the Borrower shall notify the Agent in writing of its election to terminate the Line of Credit Facility.

               "Term Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loans executed and delivered to the Lenders as provided in SECTION 2.8 substantially in the form of EXHIBIT F-3, with appropriate insertions as to amounts, dates and names of Lenders.

               "Termination Event" means: (i) a "Reportable Event" described in
     Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if such withdrawal is reasonably expected to have a Material Adverse Effect; or
     (vii) the imposition of a Lien pursuant to Section 412 of the Code or
     Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or
     Section 4245 of ERISA, respectively, if such condition is reasonably expected to have a Material Adverse Effect; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA if such condition is reasonably expected to have a Material Adverse Effect.

               "Total Credit Commitment" means a principal amount equal to the Total Revolving Credit Commitment plus the Total Term Loan Commitment.

               "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

               "Total Revolving Credit Commitment" means a principal amount equal to $220,000,000, as reduced from time to time in accordance with
     SECTION 3.7.

               "Total Term Loan Commitment" means a principal amount equal to $50,000,000.

               "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

               "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     1.2.      RULES OF INTERPRETATION.

               (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

               (b) Each term defined in Article 1 or 9 of the Texas Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

               (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

               (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

               (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

               (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

               (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

               (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

               (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

               (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

               (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                  ARTICLE II

                     LINE OF CREDIT AND TERM LOAN FACILITY

     2.1. THE LOAN. For a period beginning on the Closing Date and terminating on the earlier of the Term Loan Advance Date or March 9, 1999 the Lenders shall make available to the Borrower the Line of Credit Facility.
The Line of Credit Facility shall be made available, subject to the terms and conditions of this Agreement, to the Borrower in the form of the Term Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan Facility to the Borrower on the Term Loan Advance Date equal to such Lender's Applicable Commitment Percentage of the Term Loan, which shall not exceed in any case the Term Loan Commitment of such Lender. The Term Loan shall be available for a single draw on any Business Day from and including the Closing Date until and including the date 363 days thereafter. The principal amount of each Segment of the Term Loan outstanding hereunder from time to time shall bear interest, at the Borrower's election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate; PROVIDED, however, that (x) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Maturity Date, (y) each Eurodollar Rate Segment shall be in the minimum amount of $5,000,000 (or the remaining principal amount if less than $5,000,000) and if greater, an integral multiple of $500,000, and (z) each Eurodollar Rate Segment may, subject to the provisions of SECTIONS 2.4, 2.6 and 2.7, be repaid only on the last day of the Interest Period with respect thereto. No amount of the Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

     2.2.   TERM LOAN ADVANCE.  (a) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice prior to the Term Loan Advance Date by telefacsimile transmission of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Segment that is a Eurodollar Rate Loan prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Segment that is a Base Rate Loan prior to 10:30 A.M. on the day preceding the Term Loan Advance Date of the proposed Term Loan advance. Such notice shall specify the amount of the borrowing, the Type of Term Loan (Base Rate or Eurodollar Rate), the Term Loan Advance Date and, if a Eurodollar Rate Loan,
the Interest Period to be used in the computation of interest.   Notice of
receipt of such Borrowing Notice, together with the amount of each Lender's portion of the Term Loan requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

            (b) Not later than 10:00 A.M., on the Term Loan Advance Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Term Loan Advance to be made by it on such day available by wire transfer to the Agent in the amount of its Term Loan Commitment. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available, freely transferable Dollars. The Agent shall, subject to the terms and conditions of this Agreement, make available to the Borrower the amount of the Term Loan by 10:30 A.M. on the Term Loan Advance Date by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent.

     2.3. PAYMENT OF PRINCIPAL. The principal amount of the Term Loan shall be repaid on each Term Loan Payment Date in twenty (20) quarterly consecutive installments beginning on the first Term Loan Payment Date following the Term Loan Advance Date and ending on the Term Loan Maturity Date the first nineteen installments to be in the amounts determined by multiplying the original principal amount of the Term Loan by that percent set forth below opposite each respective installment set forth below and the twentieth (20th) installment to be in the amount of the remaining unpaid principal:

                    INSTALLMENTS             PERCENT
                    ------------             -------
                    1 through 4              2% each
                    5 through 8              3% each
                    9 through 12             5% each
                    13 through 19            7 1/2% each

PROVIDED, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date; PROVIDED, FURTHER that in the event that on any such Term Loan Payment Date the Term Loan Outstandings shall be less than the amount of the payment required to be made on such Term Loan Payment Date, then the Borrower shall pay the Term Loan Outstandings in full.

     2.4. PAYMENT OF INTEREST. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of the Term Loan commencing on the date of determination of the interest rate applicable to such Segment until such Segment shall be due at the applicable Base Rate or Eurodollar Rate, as the case may be, as designated by the Borrower in the applicable Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest shall be computed on the basis of a year of 360 days and calculated for actual days elapsed. Interest on each Segment of the Term Loan shall be paid on the earlier of (a) in the case of any Base Rate Segment, quarterly in arrears of the last Business Day of each March, June, September and December, commencing on March 31, 1998, until the Term Loan Termination Date on which date the entire principal amount of and all accrued interest on the Term Loan shall be paid in full, (b) in the case of any Eurodollar Rate Segment, on last day of the applicable Interest Period for such Segment and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the Term Loan; PROVIDED, HOWEVER, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest thereafter at the Default Rate from date due until paid, PROVIDED, FURTHER, HOWEVER, that if an Event of Default occurs by reason of such non-payment then, from and after the occurrence of such Event of Default, and for so long as such Event of Default shall be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

     2.5. MANNER OF PAYMENT. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds on or before 12:30 P.M. on the date such payment is due. The Agent may upon request of the Borrower, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may, to the extent provided in SECTION 11.1, become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (i) the date such funds become available funds or (ii) the next Business Day at the Default Rate, from the date such amount was due and payable.

     (c)    In the event that any payment hereunder or under the Term
Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; PROVIDED, however, that interest shall continue to accrue during the period of any such extension; and PROVIDED further, however, that in no event shall any such due date be extended beyond the Term Loan Termination Date.

     2.6. OPTIONAL PREPAYMENTS. The Borrower may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than three (3) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable.
Any prepayment, whether a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this SECTION 2.6 shall be made in the minimum principal amount of $5,000,000 or any integral multiple of $500,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be applied to installments of principal in inverse order of their maturities.
No such prepayment shall result in the payment of any Eurodollar Rate Segment other than on the last day of the Interest Period of such Segment unless such prepayment is accompanied by amounts due, if any, under SECTION 6.5.

     2.7. MANDATORY PREPAYMENTS. In the event that a mandatory prepayment is required pursuant to the terms of SECTION 3.13 and the Total Revolving Credit Commitment on the date of such mandatory prepayment shall be less than the amount of such mandatory prepayment, then the

Borrower shall permanently reduce the Total Revolving Credit Commitment to zero and pay the Revolving Credit Outstandings in full and any remaining amount shall be applied to permanently reduce the Term Loan Outstandings.

The Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of prepayment described in this SECTION 2.7. All mandatory prepayments made pursuant to this SECTION 2.7 shall be applied (as adjusted to give effect to any prior payments or prepayments of principal) in inverse order of maturity. Any prepayment of a Eurodollar Rate Segment pursuant to this SECTION 2.7 other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by SECTION 6.5.

     2.8. TERM NOTES. The portion of the Term Loan made by each Lender shall be evidenced by the Term Note payable to the order of such Lender in the respective amount of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     2.9. USE OF PROCEEDS. The proceeds of the Term Loan hereunder shall be used by the Borrower exclusively to redeem all remaining outstanding Subordinated Notes and after giving effect thereto no Subordinated Notes shall be outstanding.

     2.10. INTEREST PERIODS. The Term Loan shall be, at the option of the Borrower specified in an Interest Rate Selection Notice, comprised of either Eurodollar Rate Segments or Base Rate Segments. Eurodollar Rate Segments and Base Rate Segments may be outstanding at the same time, PROVIDED, HOWEVER, there shall not be outstanding at any one time Eurodollar Rate Loans (including Revolving Loans) and Eurodollar Rate Segments having more than ten
(10) different Interest Periods; PROVIDED, FURTHER, from the Closing Date until the earlier of (A) the expiration of 180 days or (B) the date on which NMS notifies the Borrower of the end of the syndication, Interest Periods shall be limited to one month and outstanding Loans bearing interest at the Eurodollar Rate shall be for Interest Periods ending on the same date. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Segment to or Continuation of a Segment as a Eurodollar Rate Segment by the time prescribed by SECTION 2.11, the Borrower shall be deemed to have elected to Convert such Segment to (or Continue such Segment as) a Base Rate Segment until the Borrower notifies the Agent in accordance with SECTION 2.11.

     2.11. CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE VI, the Borrower may:

            (a) upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Segment to a Base Rate Segment on the last day of the Interest Period for such Eurodollar Rate Segment; and

            (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion:

                 (i) elect a subsequent Interest Period for any Eurodollar Rate Segment to begin on the last day of the then current Interest Period for such Eurodollar Rate Segment; and

                 (ii) Convert any Base Rate Segment to a Eurodollar Rate Segment on any Business Day.

     Each Conversion pursuant to this SECTION 2.11 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 2.1, 2.10 and ARTICLE VI. The Agent shall give written notice to each Lender of such notice of Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.12. UNUSED FEE. For the period beginning on the Closing Date and ending on the first to occur of (a) the Term Loan Termination Date, and (b) the Term Loan Advance Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the Total Term Loan Commitment. Such fee shall be due in arrears on the last Business Day of each March, June, September and December commencing March 31, 1998 to and on the Term Loan Advance Date. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. A Lender shall not be entitled to receive payment of its pro rata share of such fee if it shall not make available its Applicable Commitment Percentage of the Term Loan. In addition, a Lender shall not accrue its pro rata share of such fee during any period in which it has without proper cause failed to Advance its portion of the Term Loan.

     2.13. PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Term Loan and the fee described in SECTION 2.12 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

                                  ARTICLE III

                         THE REVOLVING CREDIT FACILITY

     3.1.   REVOLVING LOANS.

            (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each such Advance and any concurrent reduction of Revolving Loans with the proceeds of such Advance, the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; PROVIDED, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of SECTION 3.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by SECTION 6.5.

            (b) AMOUNTS. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under SECTION 3.8, shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $500,000.

            (c) ADVANCES. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 11:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to SECTION 3.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the Type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be
used in the computation of interest.   Notice of receipt of such Borrowing
Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

     (ii) Not later than 3:00 P.M. on the date specified for each borrowing under this SECTION 3.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

     (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with SECTION 3.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, PROVIDED, HOWEVER, there shall not be outstanding at any one time Eurodollar Rate Loans and Eurodollar Rate Segments having more than ten (10) different Interest Periods; PROVIDED, FURTHER, from the Closing Date until the earlier of (A) the expiration of 180 days or (B) the date on which NMS notifies the Borrower of the end of the syndication, Interest Periods shall be limited to one month and outstanding Loans bearing interest at the Eurodollar Rate shall be for Interest Periods
ending on the same date.   If the Agent does not receive a Borrowing Notice
or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by
SECTION 3.1(c) OR 3.8, the Borrower shall be deemed to have elected to Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with SECTION 3.8.

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, then (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit

Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing
Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this SECTION 3.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this SECTION 3.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall Continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION 3.8.

     3.2. PAYMENT OF INTEREST. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to SECTION 3.1; PROVIDED, HOWEVER, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest thereafter at the Default Rate from date due until paid, PROVIDED, FURTHER, HOWEVER, that if an Event of Default occurs by reason of such non-payment, then, from and after the occurrence of such Event of Default and for so long as such Event of Default shall be continuing, all amounts outstanding hereunder (including such amount) shall bear interest at the Default Rate.

            (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan.

     3.3. PAYMENT OF PRINCIPAL. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under SECTION 6.5. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $500,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with SECTION 3.1(B) or SECTION 3.8.

     3.4. NON-CONFORMING PAYMENTS. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Agent may upon request of the Borrower, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may, to the extent provided in SECTION 11.1, become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of
(x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; PROVIDED that interest shall continue to accrue during the period of any such extension and PROVIDED further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

     3.5. REVOLVING NOTES. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     3.6. PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fee described in SECTION 3.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     3.7. REDUCTIONS. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month (excluding prepayments made pursuant to SECTION 3.13), upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to permanently reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $500,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 6.5.

     3.8. CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Subject to the limitations set forth below and in ARTICLE VI, the Borrower may:

            (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans under the Revolving Credit Facility to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

            (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or
Conversion:

                 (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans under the Revolving Credit Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                 (ii) Convert Base Rate Loans under the Revolving Credit
            Facility to Eurodollar Rate Loans on any Business Day.

     Each election and Conversion pursuant to this SECTION 3.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 3.1, 3.3 and ARTICLE
VI. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     3.9. INCREASE AND DECREASE IN AMOUNTS. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Letters of Credit Outstandings and Swing Line Loans Outstandings.

     3.10. UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings plus (ii) Letter of Credit Outstandings. Such fee shall be due in arrears on the last Business Day of each March, June, September and December commencing March 31, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive or accrue payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.11. DEFICIENCY ADVANCES. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower under the Revolving Credit Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     3.12. USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for general working capital needs and other lawful corporate purposes, including the making of Acquisitions and Capital Expenditures permitted hereunder, purchases for cancellation and redemptions of Subordinated Notes in accordance with the provisions of the Subordinated Notes and refinancing existing Indebtedness as permitted hereunder.

     3.13. MANDATORY REDUCTIONS. The Borrower shall make the following required permanent reductions in the Total Revolving Credit Commitment and prepayments of the Revolving Credit Outstandings and all interest accrued thereon (to the extent required hereunder) within the time period specified below:

            (a) from the Net Issuance Proceeds of each public offering or private placement of Indebtedness for Money Borrowed or Subordinated Indebtedness of the Borrower or any Subsidiary permitted hereunder (other than securities issued to the Borrower or another Subsidiary) in an amount equal to one hundred percent (100%) of such Net Issuance Proceeds, each such reduction and prepayment to be made within ten (10) Business Days of receipt of such Net Issuance Proceeds and upon not less than five (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such reduction and prepayment; provided, that no prepayment shall be required with proceeds of Indebtedness permitted to be incurred under SECTION 10.5.

            (b) from the Net Cash Proceeds of each Asset Sale permitted hereunder in an amount equal to one hundred percent (100%) of such Net Cash Proceeds which (A) exceed $500,000 for any single or series of related transactions or (B) when aggregated with all other Net Cash Proceeds from Asset Sales received during any Fiscal Year exceed $1,000,000, in each case, in an amount equal to one hundred percent (100%) of such Net Proceeds in excess of such threshold amounts; PROVIDED, however, that no reduction or prepayment will be required under this SECTION 3.13(b) for up to $1,000,000 of Net Cash Proceeds received in any Fiscal Year to the extent reinvested in assets similar to those subject to the Asset Sale and utilized in the operation of the Borrower's or any of its Subsidiaries' business so long as reinvested in such Fiscal Year or within 90 days of the end of such Fiscal Year. Each such reduction and prepayment to be made within ten (10) Business Days following the expiration of the 90 day period referred to in the preceding sentence and upon not less than five (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such reduction and prepayment; PROVIDED, that no reduction or prepayment shall be required from the Net Cash Proceeds of a sale and leaseback permitted under SECTION 10.13.

The Total Revolving Credit Commitment shall be reduced by the amount of Net Issuance Proceeds and Net Cash Proceeds set forth in clauses (a) and (b) above. To the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, the Borrower shall repay the Revolving Loans to the extent of such excess, together with accrued and unpaid interest thereon, to the Agent for the benefit of the Lenders.

The Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of prepayment described in clauses (a) and (b) of this
SECTION 3.13. All mandatory prepayments made pursuant to this SECTION 3.13 shall be applied ratably to the Revolving Credit Outstandings based on each Lender's Applicable Commitment Percentage, such payments to be applied first to any outstanding Base Rate Loans and thereafter to Eurodollar Rate Loans. Any prepayment of a Eurodollar Rate Loan pursuant to this SECTION 3.13 other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by SECTION 6.5.

     3.14. SWING LINE. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. The Borrower may borrow, repay and reborrow under this SECTION 3.14. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of EXHIBIT D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

     (b) Swing Line Loans shall bear interest at the Prime Rate minus 0.5%. The interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in SECTIONS 3.2(b) AND 3.4 with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by the Swing Line Note delivered to NationsBank.

     (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under SECTION 3.1 until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION 3.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

     The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to SECTION 3.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to SECTION 3.1(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the earlier of (a) the Revolving Credit Termination Date and (b) the resignation of NationsBank as Agent pursuant to SECTION 12.7, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE IV

                               LETTERS OF CREDIT

     4.1. LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower or its Subsidiaries Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; PROVIDED, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date.

     4.2.   REIMBURSEMENT.

            (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. To the extent the Issuing Bank is not reimbursed by the Agent for a drawing as provided in SECTION 3.1(c)(iv), the Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by SECTION 3.1(c)(iv) and SECTION 3.14, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect by notice to the Agent prior to an Advance pursuant to
SECTION 3.1(c)(iv), by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

            (b) In accordance with the provisions of SECTION 3.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

            (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under SECTION 4.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                    (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of ARTICLE III, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in SECTION 3.1(c)(iv).

                    (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to SECTION 3.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligation of the Borrower shall be immediately due and payable whether by Advances made in accordance with SECTION 3.1(c)(iv), Swing Line Loans made in accordance with SECTION 3.14, or otherwise.

                    (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to SECTION 3.1(c)(iv) and this SECTION 4.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by SECTION 3.1(c)(iv) or this
               SECTION 4.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to SECTION 3.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Issuing Bank from the Federal Reserve Bank.

                    (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

               (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter and the Agent shall deliver a copy of such notice to the Lenders. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

               (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto. To the extent that any provision contained in the Applications and Agreements for Letters of Credit shall be in conflict, this Agreement shall control.

               (f) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

               (g)  Without limiting the generality of the provisions of
SECTION 13.9 but subject to the limitation on liability set forth therein, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 4.2(g) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

               (h)  Without limiting Borrower's rights as set forth in
SECTION 4.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                    (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                    (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                    (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                    (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                    (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                    (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of the Obligations under this Agreement; or

                    (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     4.3. LETTER OF CREDIT FACILITY FEES. The Borrower shall pay to the Agent, (i) for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the

Applicable Margin for Eurodollar Rate Loans that are Revolving Loans, and
(ii) for the Issuing Bank, 0.125% based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be computed on a per annum basis and shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this
SECTION 4.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     4.4. ADMINISTRATIVE FEES. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                    ARTICLE V

                               CREDIT ENHANCEMENT

     5.1.   GUARANTY.   To guarantee the full and timely payment and
performance of all Obligations now existing or hereafter arising, the Borrower shall cause the Facility Guaranty to be delivered by the Parent and each Subsidiary in form and substance reasonably acceptable to the Agent on or before the Closing Date. The Borrower hereby agrees to cause a Facility Guaranty to be delivered by any hereafter acquired or created Subsidiary pursuant to the terms of SECTION 9.19. The guarantee of Southwest Coca-Cola Bottling Company, Inc. shall terminate upon its merger into the Borrower. Dani shall be released from the Facility Guaranty upon the Dani Disposition.

     5.2. STOCK PLEDGE. (a) As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and
(ii) if applicable, its obligations as a Guarantor under the Facility Guaranty, the Loan Parties shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, a Pledge Agreement pledging 100% of the stock of the Borrower and all of its Subsidiaries to the Agent for the benefit of the Lenders, subject to no other Lien or encumbrance, together with certificates representing such Pledged Stock with stock powers duly executed in blank. The stock of Dani shall be released to the Borrower from the Pledge Agreement concurrently with the Dani Disposition. The stock of Southwest Coca-Cola Bottling Company, Inc. will be released to the Borrower from the Pledge Agreement concurrently with, but only to the extent necessary to effect, its merger into the Borrower against, if applicable, delivery by the Parent to the Agent subject to the Pledge Agreement of any stock of the Borrower issued in substitution or exchange therefor in connection with such merger.

     (b) Upon the delivery of the fourth consecutive compliance certificate furnished to the Agent pursuant to SECTION 9.1(a)(ii) and SECTION 9.1(b)(ii) demonstrating a Consolidated Total Leverage Ratio of not greater than 5.00 to 1.00, the Borrower may request that the Pledged Stock be released. Upon such request, the Pledge Agreement shall automatically be terminated without any consent from or any act by the Agent, the Lenders or any other party.

     5.3. FURTHER ASSURANCES. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all reasonably connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in the Collateral (and the perfection and priority thereof) contemplated hereby and by the other Loan Documents.

                                   ARTICLE VI

                            CHANGE IN CIRCUMSTANCES

     6.1.   INCREASED COST AND REDUCED RETURN.

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                 (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                 (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar
     Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment and Term Loan Commitment of such Lender hereunder; or

                 (iii)  shall impose on such Lender (or its Applicable
     Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this SECTION 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION

6.4 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     (d) Each demand for compensation pursuant to this SECTION 6.1 shall be made not later than 180 days after the date on which the Person making the demand determines that such compensation is payable hereunder.

     6.2. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

            (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     6.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of SECTION 6.4 shall be applicable).

     6.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION 6.1, 6.2 OR 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 6.1, 6.2 OR 6.3 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in SECTION 6.1, 6.2 OR 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION
6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments and Term Loan Commitments.

     6.5. COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
     ARTICLE VIII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     6.6. TAXES. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 6.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in SECTION 13.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 6.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
SECTION 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 6.6(a) OR 6.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 6.6 shall survive the termination of the Revolving Credit Commitments and Term Loan Commitments and the payment in full of the Notes.

     6.7. REPLACEMENT LENDERS. The Borrower may, on ten (10) Business Days' prior written notice to the Agent and a Lender, cause a Lender who has incurred increased costs, is required to pay additional amounts under SECTION
6.6 or is unable to make Eurodollar Rate Loans to (and such Lender shall) assign, pursuant to SECTION 13.1, all of its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and Term Loan Commitment and any other amount payable to such Lender under this Agreement; PROVIDED, however, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, SECTION 6.5) shall be payable by the Borrower as if the Borrower had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. The Borrower or the assignee shall pay the applicable processing fee under SECTION 13.1.

                                  ARTICLE VII

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

     7.1. CONDITIONS OF INITIAL ADVANCE UNDER THE REVOLVING CREDIT FACILITY. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, is subject to the conditions precedent that:

               (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                    (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                    (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Loan Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of EXHIBIT G;

                    (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Loan Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                    (iv) specimen signatures of the officers of each of the Loan Parties executing the Loan Documents on behalf of such Loan Party, certified by the secretary or assistant secretary of such Loan Party;

                    (v) the Organizational Documents of each of the Loan Parties certified as of a recent date by the Secretary of State of its state of organization;

                    (vi) the Operating Documents of each of the Loan Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                    (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Loan Parties as to the due existence and good standing of such Person;

                    (viii) appropriate certificates of qualification to do
               business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Loan Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                    (ix) notice of appointment of the initial Authorized Representative(s);

                    (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in SECTIONS 10.1(a) through 10.1(c) as of the most recent fiscal quarter end, substantially in the form of EXHIBIT H;

                    (xi)   evidence of all insurance required by the Loan
               Documents;

                    (xii) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

                    (xiii) evidence of the actions as may be necessary under
               applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to the Collateral as the Agent may require, including without limitation:

                           (A) the delivery by the Borrower of all stock certificates evidencing Pledged Stock and certificates, if any, evidencing ownership of Partnership Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

                           (B) the delivery by the Borrower of certificates of the registrar of each partnership Subsidiary, if any, evidencing the due registration on the registration books of such partnership of the Lien in favor of the Agent conferred under the Security Instruments;

                    (xiv) receipt and satisfactory review by the Agent of the audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Years 1995 and 1996, including a consolidated balance sheet, and the related consolidated statements of operations, and statements of cash flows;

                    (xv) evidence that all fees payable by the Borrower on the Closing Date to the Agent, NMS and the Lenders have been paid in full;

                    (xvi) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

               (b)  In the good faith judgment of the Agent and NMS:

                    (i) the Agent and NMS shall have completed their due diligence with respect to the Borrower and its Subsidiaries in scope and determination satisfactory to NationsBank and NMS in their sole discretion;

                    (ii) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Loan Parties delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                    (iii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect;

                    (iv) the Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound;

                    (v) the Borrower and its Subsidiaries shall be in compliance in all material respects with all existing financial obligations; and

                    (vi) there shall not have occurred any disruption or adverse change in the financial or capital markets generally which the Agent or NMS, in their sole discretion, deem material in connection with the syndication of the Revolving Credit Facility or Term Loan Facility.

     7.2. CONDITIONS OF TERM LOAN. The obligation of the Lenders to make the Term Loan is subject to the conditions precedent that:

               (a) all conditions enumerated in SECTION 7.1 shall have been satisfied;

               (b) the representations and warranties of the Loan Parties set forth in ARTICLE VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the Term Loan Advance Date, with the same effect as though such representations and warranties had been made on and as of the Term Loan Advance Date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in
     SECTION 8.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to SECTION 9.1 from the date such financial statements are delivered to the Agent and the Lenders in accordance with such Section;

               (c) at the time of (and after giving effect to) the Term Loan, no Default or Event of Default specified in ARTICLE XI shall have occurred and be continuing; and

               (d) the Agent shall have received on or before the Term Loan Advance Date, in form and substance satisfactory to the Agent, evidence that the proceeds of the Term Loan shall be used in connection with the redemption of all the outstanding Subordinated Notes.

     7.3. CONDITIONS OF REVOLVING LOANS AND LETTER OF CREDIT. The obligations of the Lenders to make any Revolving Loan, and the Issuing Bank to issue any Letter of Credit and NationsBank to make any Swing Line Loan, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

               (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by ARTICLE III;

               (b) the representations and warranties of the Loan Parties set forth in ARTICLE VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 8.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to SECTION 9.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

               (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

               (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in ARTICLE XI shall have occurred and be continuing; and

               (e)  immediately after giving effect to:

                    (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans and Participations and Reimbursement Obligations for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                    (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                    (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $10,000,000; and

                    (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed, after giving effect to any concurrent reduction of any such Loans, the Total Revolving Credit Commitment.

     7.4. SUPPLEMENTS TO SCHEDULES. The Borrower may, from time to time but in no event less than five (5) Business Days prior to delivery of any Borrowing Notice or Applications and Agreements for Letters of Credit hereunder, amend, or supplement SCHEDULES 1.1, 8.4 AND 8.8 to this Agreement by delivering (effective upon receipt) to the Agent and each Lender a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by an Authorized Representative as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that the Required Lenders determine based upon such revised Schedules (whether individually or in the aggregate or cumulatively) that there has been a change which could have a Material Adverse Effect since the Closing Date, or such later date as the Borrower shall have most recently furnished supplements to Schedules under this SECTION 7.4 or financial statements under SECTION 9.1(a) OR (b), in the business, operations or affairs, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, the Lenders shall have no further obligation to make Advances or issue Letters of Credit or continue or convert of any Loan previously made or renew or extend existing Letters of Credit.

                                 ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants with respect to itself and to its Subsidiaries and each other Loan Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     8.1.      ORGANIZATION AND AUTHORITY.

               (a) The Borrower and each Subsidiary and each other Loan Party is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

               (b)  The Borrower and each Subsidiary and each other Loan Party
     (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

               (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

               (d) Each Loan Party has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

               (e) When executed and delivered, each of the Loan Documents to which any Loan Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     8.2. LOAN DOCUMENTS. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party:

               (a) have been duly authorized by all requisite Organizational Action (including any required shareholder or partner approval) of such Loan Party required for the lawful execution, delivery and performance thereof;



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

               (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Loan Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Loan Party the effect of which violation could reasonably be expected to give rise to a liability in excess of $1,000,000;

               (c) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Loan Party is a party, or by which the properties or assets of such Loan Party are bound the effect of which conflict, breach or default could reasonably be expected to give rise to a liability in excess of $1,000,000; and

               (d) do not and will not result in the creation or imposition of any Lien securing an obligation in an amount greater than $1,000,000 upon any of the properties or assets of such Loan Party or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

     8.3. SOLVENCY. Each Loan Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

     8.4. SUBSIDIARIES AND STOCKHOLDERS. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 9.19; SCHEDULE 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 8.4, free and clear of any Lien except as disclosed on SECTION 8.4.

     8.5. OWNERSHIP INTERESTS. Borrower owns no interest in any Person other than the Persons listed in SCHEDULE 8.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 10.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 9.19.



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

     8.6.      FINANCIAL CONDITION.

               (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen LLP, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine month period ending September 30, 1997. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and nine-month period and results of their operations and the changes in stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

               (b) since December 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

               (c) except as set forth in the financial statements referred to in SECTION 8.6(a) or in SCHEDULE 8.6 or permitted by SECTION 10.5, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

     8.7. TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries and each other Loan Party has good title to all real and personal properties owned by it or its interest therein, subject, in the case of properties owned by it, to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 8.7 and Liens permitted by SECTION 10.4.

     8.8. TAXES. Except as set forth in SCHEDULE 8.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 8.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.



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

     8.9.      OTHER AGREEMENTS.  No Loan Party is:

               (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

               (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Loan Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     8.10. LITIGATION. Except as set forth in SCHEDULE 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Loan Party or affecting the Borrower or any Subsidiary or other Loan Party or any properties or rights of the Borrower or any Subsidiary or other Loan Party, which could reasonably be likely to have a Material Adverse Effect.

     8.11. MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of Regulation G, Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     8.12. INVESTMENT COMPANY. No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     8.13. PATENTS, ETC. The Borrower and each other Loan Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

     8.14. NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Loan Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading at the time it was made.

     8.15. NO CONSENTS, ETC. Neither the respective businesses or properties of the Loan Parties or any Subsidiary, nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Loan Party or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

     8.16.     EMPLOYEE BENEFIT PLANS.

               (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans, except for any failure to comply that is not reasonably expected to have a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability which is reasonably expected to have a Material Adverse Effect has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any material accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums, and there are no material premium payments which are due and unpaid, (iii) failed to make, or if not timely made, cured within 30 days after the Borrower became aware of the failure, a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan; or (iv) failed to make a material required contribution or payment to a Multiemployer Plan;

               (c)  Except for the voluntary termination of a Pension Plan under
     Section 4041 of ERISA, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan and neither the Borrower nor any ERISA Affiliate has incurred any material unpaid withdrawal liability with respect to any Multiemployer Plan;

               (d) The present value of all vested accrued benefits on an on-going (non-termination) basis under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

               (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

               (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

               (g) No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan, other than routine claims for benefits.

     8.17. NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

     8.18. ENVIRONMENTAL MATTERS. The Borrower and each Subsidiary is in material compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which, and neither the Borrower nor any Subsidiary is aware of any facts which, (i) calls into



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

question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Loan Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, so long as the effect of any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     8.19. EMPLOYMENT MATTERS. (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement by virtue of their employment by the Borrower or any Subsidiary and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or, to the knowledge of Borrower, threatened any litigation, administrative proceeding nor any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     8.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

     8.21. SUBORDINATED NOTES. The principal of and interest on the Notes constitute Senior Indebtedness under the Indenture dated November 15, 1993 pursuant to which the Subordinated Notes were issued.



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

                                      ARTICLE IX

                                AFFIRMATIVE COVENANTS

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

     9.1. FINANCIAL REPORTS, ETC. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent which approval shall not be unreasonably withheld, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 10.1(a) through 10.1(c), which certificate shall be in the form of EXHIBIT H;

     (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the consolidated results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in SECTION 8.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to SECTION 9.1(a)(ii);

     (c) together with each delivery of the financial statements required by SECTION 9.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in SECTION 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under SECTION 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;


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

     (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

     (e) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by the Parent and approved by the Agent which approval shall not be unreasonably withheld, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and without any exception not acceptable to the Lenders;

     (f) not later than January 31 of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis; and

     (g) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

     The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement; provided that any information which is not publicly available shall not be disclosed to any potential assignee or potential participant without the prior written consent of the Borrower.

     9.2. MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens created by the Borrower or its Subsidiaries securing Indebtedness all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other


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

intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     9.3. EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 10.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to maintain such license or qualification would not reasonably be expected to have a Material Adverse Effect.

     9.4. REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes subject to execution by its creditors.

     9.5. INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated,
(b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption, such policies of insurance described in this SECTION 9.5 to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than as described in SCHEDULE 9.5, such insurance
policies to be in form reasonably satisfactory to the Agent.   Each of the
policies of insurance described in this SECTION 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

     9.6. TRUE BOOKS. Keep true books of record and account in accordance with GAAP in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements to the extent required by GAAP.


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

     9.7. RIGHT OF INSPECTION. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with three (3) days' prior notice.

     9.8. OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

     9.9. GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, which failure to obtain or maintain could have a Material Adverse Effect.

     9.10. COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in SECTIONS 9.2 through 9.9 inclusive and 9.18.

     9.11. OFFICER'S KNOWLEDGE OF DEFAULT. Upon any of the Co-Chairmen of the Board, the Vice Chairman of the Board, the President, the General Counsel, the Chief Financial Officer or Treasurer of the Borrower obtaining knowledge of any Default or Event of Default hereunder, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Loan Party proposes to take with respect thereto.

     9.12. SUITS OR OTHER PROCEEDINGS. Upon any of the Co-Chairmen of the Board, the Vice Chairman of the Board, the President, the General Counsel, the Chief Financial Officer or the Treasurer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Loan Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Loan Party, making a claim or claims in an aggregate amount greater than $1,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     9.13. NOTICE OF ENVIRONMENTAL COMPLAINT OR CONDITION. Promptly provide to the Agent, in each case where the claim, liability or cost of responding aggregates an amount greater than $1,000,000 not otherwise covered by insurance, true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the


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Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     9.14. ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability; provided, that nothing in this Section shall preclude the Borrower or any Subsidiary from contesting in good faith any notice of violation or claim of liability.

     9.15. INDEMNIFICATION. Without limiting the generality of SECTION 13.9 but subject to the limitation of liability set forth therein, the Borrower hereby agrees to indemnify and hold the Agent, the Lenders and NMS, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this SECTION 9.15 shall survive the Facility Termination Date and expiration or termination of this Agreement.

     9.16. FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

     9.17.     EMPLOYEE BENEFIT PLANS.

               (a)  With reasonable promptness, and in any event within thirty
     (30) days thereof, give notice to the Agent of (i) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (ii) the commencement of contributions to any


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     Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (iii) any increase in the benefits of any existing Employee Benefit Plan which is reasonably expected to have a Material Adverse Effect, (iv) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (v) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

               (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any
     (i) Termination Event or (ii) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

               (c)  With reasonable promptness but in any event within fifteen
     (15) days for purposes of clauses (i) and (ii), deliver to the Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
     Section 401(a) of the Code, and (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan and (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     9.18. CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted; except the Borrower may dispose of Dani and the Borrower may temporarily suspend operations to the extent permitted in
SECTION 11.1(j).

     9.19. NEW SUBSIDIARIES. Within thirty (30) days of the acquisition or creation of any Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (a) a Facility Guaranty executed by such Subsidiary substantially in the form of EXHIBIT I;


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               (b)  if such Subsidiary is a corporation or is a partnership that has issued certificates evidencing ownership of Partnership Interests, (A) the Pledged Stock or, if applicable, certificates of ownership of such Partnership Interests, together with duly executed stock powers or powers of assignment in blank affixed thereto, and (B) if such Collateral shall be owned by a Subsidiary which has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Pledge Agreement in substantially the form of EXHIBIT J-1, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty; PROVIDED, HOWEVER, if the Pledge Agreement has been terminated pursuant to SECTION 5.2(b), the delivery of the instruments set forth in this clause (b) shall not be required;

               (c)  if such Subsidiary is a partnership not described in clause
     (b) immediately above, (A) the certificate of the registrar of such partnership with respect to the registration of the Lien on Partnership Interests, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Pledge Agreement substantially similar in the form of EXHIBIT J-2, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty; PROVIDED, HOWEVER, if the Pledge Agreement has been terminated pursuant to
     SECTION 5.2(b), the delivery of the instruments set forth in this clause
     (c) shall not be required;

               (d) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral); PROVIDED, HOWEVER, if the Pledge Agreement has been terminated pursuant to SECTION 5.2(b), the delivery of the instruments set forth in this clause (d) shall not be required;

               (e) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this SECTION 9.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent but similar in scope to that opinion delivered pursuant to SECTION 7.1(a)(ii) (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to SECTION 7.1(a)); and

               (f) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents or


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     by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this
     SECTION 9.19.



























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                                   ARTICLE X

                               NEGATIVE COVENANTS

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     10.1.     FINANCIAL COVENANTS.

               (a)  CONSOLIDATED TOTAL LEVERAGE RATIO.   Permit the Consolidated
     Total Leverage Ratio for a Four-Quarter Period to exceed 7.00 to 1.00 at any time from the Closing Date until and including the date the Pledge Agreement terminates pursuant to SECTION 5.2(B), and 6.00 to 1.00 at any time thereafter;

               (b)  CONSOLIDATED SENIOR LEVERAGE RATIO.   Permit the
               Consolidated Senior Leverage Ratio for a Four-Quarter Period to exceed 5.00 to 1.00 at any time.

               (c) CONSOLIDATED FIXED CHARGES COVERAGE RATIO. Permit the Consolidated Fixed Charges Coverage Ratio for a Four-Quarter Period to be less than 1.50 to 1.00 at any time from the Closing Date until and including December 31, 1999, and 1.75 to 1.00 thereafter.

     10.2. ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired is a beverage or beverage-related business or a food service business and the business operations are in at least one State contiguous with a State in which the Borrower or any of its Subsidiaries have operations, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, if the Cost of Acquisition is in excess of $50,000,000, the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a certificate in the form of EXHIBIT H prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and
(iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary), which Subsidiary shall comply with SECTION 9.19.


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     10.3.     CAPITAL EXPENDITURES.  Make or become committed to make Capital
Expenditures which exceed $20,000,000 in the aggregate in any Fiscal Year of the Borrower, excluding Capital Expenditures constituting a portion of the Cost of Acquisition.

     10.4. LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than:

               (a) Liens created under the Loan Documents and Swap Agreements in favor of the Agent and the Lenders (or any affiliate of any Lender), and otherwise existing as of the date hereof and as set forth in SCHEDULE 8.7;

               (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet subject to execution by creditors;

               (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet subject to execution by creditors;

               (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with insurance maintained in accordance with this Agreement, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

               (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;


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               (f)  purchase money Liens to secure Indebtedness permitted under
     SECTION 10.5(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

               (g) Liens arising in connection with Capital Leases permitted under SECTION 10.5(d) and SECTION 10.13; provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

               (h) Liens securing Indebtedness permitted under SECTION 10.5(d); and

               (i) involuntary Liens on real property in favor of judgment creditors securing judgments to the extent such judgments are permitted under SECTION 11.1(i).

     10.5. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness of the Borrower or any Subsidiary, howsoever evidenced, except:

               (a)  Indebtedness existing as of the Closing Date as set forth in
     SCHEDULE 8.6; PROVIDED, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of Conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

               (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

               (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (d) additional Indebtedness in an aggregate principal amount outstanding at any time not to exceed $15,000,000;

               (e) Indebtedness arising from Hedging Obligations permitted under SECTION 10.15;

               (f) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;


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               (g)  unsecured Indebtedness of up to $10,000,000 arising from letters of credit issued by a Person that is not a Lender; and

               (h) Contingent Obligations, in addition to any of those referred to in clauses (a) through (g), in an amount not to exceed an aggregate at any time of $25,000,000.

     10.6. TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by SECTION 10.8, (d) dispositions by way of condemnation or eminent domain, (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (f) the Dani Disposition and (g) sales of assets in connection with a sale and leaseback transaction permitted under SECTION 10.13.

     10.7. INVESTMENTS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

               (a) securities of any Person acquired in an Acquisition permitted hereunder including existing Investments held by such Person at the time of the Acquisition;

               (b)  Eligible Securities;

               (c) investments existing as of the date hereof and as set forth in SCHEDULE 8.4;

               (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

               (e)  investments in Subsidiaries which are or become Guarantors;

               (f)  loans between the Borrower and the Guarantors described in
     SECTION 10.5(g);

               (g) loans or advances to employees in the ordinary course of business in aggregate amount at any time not exceeding $500,000;

               (h)  other investments of up to $7,500,000; and


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               (i)  demand deposit bank accounts created in the ordinary course of business.

     10.8. MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under SECTION 10.6
(a), (b), (d) (e) and (f)); PROVIDED, HOWEVER, (i) any Subsidiary of the Borrower may merge into or transfer all or substantially all of its assets to the Borrower or any wholly-owned Subsidiary of the Borrower, and (ii) any other Person may merge into the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by SECTION 10.2, PROVIDED FURTHER, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

     10.9. TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under SECTIONS 10.5, 10.7 and 10.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that such limitations shall not apply to (x) employee compensation and customary directors' fees and reimbursable expenses and consulting fees and reimbursable expenses, and (y) that certain Renewed and Extended Management Agreement with Texas Bottling Group, Inc., dated as of December 1, 1991 between the Borrower and Texas Bottling Group, Inc., and (z) loans and advances to the Edmund M. and Adelyn Jean Hoffman Trust up to an aggregate principal amount of $2,000,000 outstanding at any time. Notwithstanding the foregoing, there shall be no limitation on transactions or agreements between the Borrower or any of its Subsidiaries and Texas Bottling Group, Inc. or any of its subsidiaries, so long as such transactions or agreements (i) relate to (A) cross-production, purchasing and distribution arrangements related to their respective soft drink and food service businesses, (B) the delivery of advice and consultation by their respective executive and technical personnel, or (C) expense-sharing for, cooperation in, or consolidation in Texas Bottling Group, Inc. or any of its Subsidiaries, or in the Borrower or any of its Subsidiaries, of common administrative or operational functions including, but not limited to, payroll processing, financial transaction processing, insurance and risk management, benefits management, transportation, warehousing, advertising, legal and accounting representation, data processing, and personnel functions, and


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(ii) provide protection from any detrimental effect on Texas Bottling Group,
Inc. or Borrower as a result of a benefit to the other party or parties to any such transaction or agreement.

     10.10. COMPLIANCE WITH ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

               (a) permit the occurrence of any Termination Event which would result in a material liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

               (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by an amount which is reasonably expected to have a Material Adverse Effect; or

               (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived which is not cured within 30 days after the Borrower is aware of the deficiency; or

               (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

               (e) engage, or permit the Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

               (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits, or, unless required by law, establish or amend any Employee Benefit Plan which establishment or amendment could reasonably be expected to have a Material Adverse Effect on the Borrower or any ERISA Affiliate or materially increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

               (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     10.11.    FISCAL YEAR.  Change its Fiscal Year.

     10.12. DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution,


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except in connection with a merger or consolidation permitted pursuant to
SECTION 10.8 and the dissolution of Dani.

     10.13. LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary; provided that Borrower and its Subsidiaries may sell and lease back assets held for a period of 180 days or less subject to the limitations on Indebtedness set forth in SECTION 10.5.

     10.14. CHANGE IN CONTROL. Cause, suffer or permit to exist or occur any Change of Control.

     10.15. HEDGING OBLIGATIONS. Incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except for Swap Agreements and Hedging Obligations incurred to limit fluctuations in commodities necessary to the operation of their business and not for speculative purposes; PROVIDED that the aggregate notional amount of all such Hedging Obligations relating to commodities shall at no time exceed $25,000,000.

     10.16. NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, PROVIDED that the Borrower and any Subsidiary may enter into such an agreement in connection with property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

     10.17. SUBORDINATED DEBT. Amend, modify or obtain a waiver of any provision of any document or instrument evidencing or relating to Subordinated Indebtedness, or purchase, redeem, retire or otherwise acquire or make any payment or prepayment of the principal of or any other amount owing in respect of any Subordinated Indebtedness, except for payments (but not prepayments) permitted or required under the present provisions of the documentation evidencing the Subordinated Indebtedness (without amendment) and redemptions of the Subordinated Notes and prepayments made with proceeds of the Term Loan and Revolving Loans, or, as to Subordinated Indebtedness incurred after the Closing Date, under the provisions of documentation approved by the Required Lenders.


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     10.18.    PLEDGED STOCK.  Subject to SECTION 5.2(b), permit at any time the
Lien in favor of the Agent on the Pledged Stock to represent other than a first Lien on all equity interest and Voting Stock of the Borrower and its Subsidiaries.

     10.19. MATERIAL AGREEMENTS. Terminate or agree to the termination of any Material Agreement or amend, modify or obtain or grant a waiver of any material provision of any of the Material Agreements if, as a result of any such amendment, modification or waiver, a Material Adverse Effect occurs or is reasonably likely to occur.

























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                                   ARTICLE XI

                      EVENTS OF DEFAULT AND ACCELERATION

     11.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and be continuing or shall exist and shall not have been remedied or waived, that is to say:

               (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II,
     ARTICLE III or ARTICLE IV, at maturity, by acceleration or otherwise; or

               (b) if default shall be made in the due and punctual payment of any amount of (i) interest on any Loan or Reimbursement Obligation or (ii) other Obligation or (iii) any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall not be remedied for a period of five days thereafter; or

               (c) if default shall be made in the performance or observance of any covenant set forth in SECTION 9.7, 9.11, 9.12, 9.19 or ARTICLE X other than SECTION 10.7(b) and SECTION 10.10 which Default shall continue for a period of ten days;

               (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or any of the Co-Chairmen of the Board, the Vice Chairman of the Board, the President, the General Counsel, the Chief Financial Officer or the Treasurer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void


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     or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

               (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

               (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Loan Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

               (g) if the Borrower or any Subsidiary or other Loan Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

               (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties, which control is not


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     relinquished within sixty (60) days; or if there is commenced against the
     Borrower or any Subsidiary or other Loan Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Loan Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

               (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or any Subsidiary's properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

               (j) if the Borrower or any Subsidiary, other than Dani, shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, for a period of more than 60 days; or

               (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

               (l) if any Material Agreement shall cease to be in full force and effect for any reason; any of the material rights of the Borrower or any of its Subsidiaries under any of the Material Agreements shall be terminated or suspended; the Borrower or any of its Subsidiaries shall receive notice under any Material Agreement of the occurrence of an event which, if not cured, could permit the termination of such Material Agreement, and such event is not cured and/or waived by the date specified in such notice as a deadline for such cure (as the same may be extended by the Person giving such notice), or, if the notice does not contain a deadline, within thirty (30) days from the date of such notice (or such later date as may be specified by the Person giving such notice); or any proceeding or action shall otherwise be taken or commenced to renounce, terminate or suspend any of the material rights of the Borrower or any of its Subsidiaries under such Material Agreement; or

              (m) if there shall occur any Termination Event other than the voluntary termination of a Pension Plan under Section 4041 of ERISA; or


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               (n)  if there shall occur a Change in Control;

then, and in any such event and at any time thereafter,

                    (A) either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, without further notice to the Borrower, which notice is hereby expressly waived by the Borrower, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other Obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders, and without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

                    (B) The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                    (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     11.2. AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce the Lenders' rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision


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contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     11.3. CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     11.4. NO WAIVER. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     11.5. ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
ARTICLE XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

               (a)  amounts due to the Lenders pursuant to SECTIONS 3.10, 4.3,
     4.4 AND 13.5;

               (b)  amounts due to the Agent pursuant to SECTION 12.8;

               (c) payments of interest on Revolving Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

               (d) payments of principal of Revolving Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

               (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to SECTION 11.1(B);

               (f)  amounts due to the Lenders pursuant to SECTION 4.2(g);

               (g)  amounts due to the Lenders pursuant to SECTION 2.12;


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               (h)  payments of interest on Term Loans to be applied for the ratable benefit of the Lenders;

               (i) payments of principal of Term Loans to be applied for the ratable benefit of the Lenders;

               (j) amounts due to the Lenders pursuant to SECTIONS 9.15 and 13.9;

               (k) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

               (l) amounts due to any of the Lenders or any affiliate of a Lender in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or any affiliate of a Lender on a pro rata basis according to the amounts owed; and

               (m) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


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                                  ARTICLE XII

                                   THE AGENT

     12.1. APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in SECTION 12.5 and the first sentence of SECTION 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

               (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

               (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;

               (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates;

               (d) other than as provided in SECTION 11.2, shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

               (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     12.2. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements


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of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     12.3. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than a payment default) unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to SECTION 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     12.4. RIGHTS AS LENDER. With respect to its Revolving Credit Commitment and Term Loan Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     12.5. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under SECTION 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties,


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actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document (including any of the foregoing arising from the negligence of the Agent); PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under SECTION 13.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this SECTION 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     12.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     12.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent and, so long as no Default or Event of Default exists, the prior written approval of the Borrower, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


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     12.8.     FEES.  The Borrower agrees to pay to the Agent, for its
individual account, an annual Agent's fee as from time to time agreed to by the Borrower and the Agent in writing.



























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                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1.     ASSIGNMENTS AND PARTICIPATIONS.  (a)    Each Lender may assign to
one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment and Term Loan Commitment); PROVIDED, HOWEVER, that

               (i)    each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement and the TBG Agreement, any such partial assignment under this Agreement and the TBG Agreement shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) any assignment by a Lender of all or a portion of its Revolving Credit Commitment shall include an assignment of a similar percentage of its Revolving Credit Commitment under the TBG Agreement;

               (iv) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

               (v) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 6.6.

     (b)       The Agent shall maintain at its address referred to in
SECTION 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name


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is recorded in the Register as a Lender hereunder for all purposes of this
Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and Term Loan Commitment or its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE VI to the extent such Lender is entitled to make a claim by reason of such benefit and the right of set-off contained in SECTION 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment or Term Loan Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning the Borrower or any of the Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) to the extent provided in SECTION 9.1.

     13.2. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto, in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or


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(iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested; in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

               (a)  if to the Borrower:

                    The Coca-Cola Bottling Group (Southwest), Inc. 1999 Bryan Street, Suite 3300
                    Dallas, Texas 75201
                    Attn: Charles F. Stephenson
                    Telephone:     (214) 969-1910
                    Telefacsimile: (214) 969-5947

                    with a copy to:

                    The Coca-Cola Bottling Group (Southwest), Inc. 1999 Bryan Street, Suite 3300
                    Dallas, Texas 75201
                    Attn:  General Counsel
                    Telephone:     (214) 969-1910
                    Telefacsimile: (214) 969-5947

               (b)  if to the Agent:

                    NationsBank, National Association
                    Independence Center, 15th Floor
                    NC1-001-15-04
                    Charlotte, North Carolina  28255
                    Attention: Tiffany Ferretti, Agency Services
                    Telephone:     (704) 388-6483
                    Telefacsimile: (704) 386-9923

                    with a copy to:

                    NationsBank, National Association
                    600 Peachtree Street, N.E., 9th Floor
                    Atlanta, Georgia 30308-2213
                    Attention: Greg P. McCrery
                    Telephone:     (404) 607-5540
                    Telefacsimile: (404) 607-6467

               (c)  if to the Lenders:

                    At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

               (d) if to any other Loan Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Loan Party, as the case may be.

     13.3. RIGHT OF SET-OFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation. Nothing in this Section shall limit the right of any Lender to exercise in any right of set off or counterclaim it may have and apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than the Obligations.

     13.4. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     13.5. EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent, including without limitation, the reasonable fees and expenses of counsel for the Agent, in connection with any future modification or amendment of this Agreement, the other Loan Documents, and the other documents delivered hereunder. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     13.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if ARTICLE XII or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase the Revolving Credit Commitments or Term Loan Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment or Term Loan Commitment (other than waivers of mandatory prepayment which shall require only the consent of the Required Lenders), (iv) change the percentage of the Revolving Credit Commitments or Term Loan Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION 13.6 or any other provision of this Agreement or (v) release any Guarantor (other than as provided in ARTICLE V) or all or substantially all of the Collateral (except as otherwise provided herein); and PROVIDED, FURTHER, that no such amendment or waiver that affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank;

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent of any amendment or waiver shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     13.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     13.8. TERMINATION. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     13.9.     INDEMNIFICATION; LIMITATION OF LIABILITY.    (A) THE BORROWER
AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING,
WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT
OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION
OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE
TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE
PROCEEDS OF THE LOANS [(INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY)], EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE
JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF
AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN
THIS SECTION 13.9 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR
NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED; SUBJECT, HOWEVER,
TO THE LIMITATION AS TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CONTAINED IN
THE PRECEDING SENTENCE. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST
THE AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY
THEORY OF LIABILITY, FOR CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS
CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE
LOANS.  SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED HEREUNDER, NO
CLAIM FOR WHICH INDEMNITY IS CLAIMED HEREUNDER SHALL BE COMPROMISED OR
SETTLED BY AN INDEMNIFIED PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE BORROWER. NOTHING CONTAINED HEREIN SHALL PREVENT THE BORROWER FROM BRINGING
A SEPARATE ACTION AGAINST ANY PARTY HERETO FOR BREACH OF ANY CONTRACTUAL OBLIGATION CONTAINED IN THE LOAN DOCUMENTS NOR SHALL THE

PROVISIONS OF THIS SECTION 13.9 BE APPLICABLE WITH RESPECT TO ANY ACTION BETWEEN THE BORROWER AND ANY OTHER PARTY FOR BREACH OF CONTRACTUAL OBLIGATION CONTAINED IN THE LOAN DOCUMENTS IN WHICH THE BORROWER IS THE PREVAILING PARTY.

     (B) WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER CONTAINED IN THIS SECTION 13.9 SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

     13.10. SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     13.11. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PREVIOUS PROPOSALS, NEGOTIATIONS, REPRESENTATIONS, COMMITMENTS AND OTHER COMMUNICATIONS BETWEEN OR AMONG THE PARTIES, BOTH ORAL AND WRITTEN, WITH RESPECT THERETO.

     13.12. AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     13.13. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if, when the Loans made hereunder are repaid in full, the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest

Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     13.14.    GOVERNING LAW; WAIVER OF JURY TRIAL.

               (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

               (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DALLAS, STATE OF TEXAS, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

               (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION

     13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF TEXAS.

               (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

               (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     13.15. PAYMENTS. All principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

                           [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                        THE COCA-COLA BOTTLING GROUP
                                        (SOUTHWEST), INC.


                                        By:
                                           ------------------------------------
                                        Name:   Charles F. Stephenson
                                        Title:  President

                            Signature Page 1 of 13

                                       NATIONSBANK, NATIONAL ASSOCIATION,
                                       as Agent for the Lenders


                                       By:
                                          ------------------------------------
                                       Name:  Thomas F. O'Neill
                                       Title: Senior Vice President

                            Signature Page 2 of 13

                    NATIONSBANK, NATIONAL ASSOCIATION


                    By:
                       ------------------------------------
                    Name:  Thomas F. O'Neill
                    Title: Senior Vice President


                     Lending Office:
                       NationsBank, National Association
                       Independence Center, 15th Floor
                       NC1-001-15-04
                       Charlotte, North Carolina  28255
                       Attention: Tiffany Ferretti, Agency Services
                       Telephone:     (704) 388-6483
                       Telefacsimile: (704) 386-9923

                     Wire Transfer Instructions:
                       NationsBank, National Association
                       ABA# 053000196
                       Account No.: ____________________
                       Reference: The Coca-Cola Bottling Group (Southwest), Inc.
                       Attention: Tiffany Ferretti, Agency Services

                            Signature Page 3 of 13

                    SCOTIABANC INC.

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    600 Peachtree Street, N.E.
                    Suite 2700
                    Atlanta, Georgia 30308

                    Wire Transfer Instructions:
                    The Bank of Nova Scotia
                    New York, New York 10005
                    ABA #026002532
                    Credit: Scotiabanc Inc.
                    A/C #0735639
                    Attention: Robert Ahern
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.

                            Signature Page 4 of 13

                    U.S. BANK, NATIONAL ASSOCIATION

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    601 Second Avenue, South
                    Minneapolis, Minnesota 55402-4302

                    Wire Transfer Instructions:
                    U.S. Bank, National Association
                    Minneapolis, Minnesota 55402-4302
                    ABA #091000022
                    Account #300472160600
                    Attention: Commercial Loan Service Center
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.


                            Signature Page 5 of 13

                    SUNTRUST BANK, ATLANTA

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    25 Park Place
                    Atlanta, Georgia 30303

                    Wire Transfer Instructions:
                    SunTrust Bank
                    Atlanta, Georgia 30303
                    ABA #0610-0010-4
                    Account #9088000112
                    Attention: Tra Bradley
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.

                            Signature Page 6 of 13

                    ABN AMRO BANK N.V.

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    135 S. LaSalle Street
                    Suite 2805
                    Chicago, Illinois 60603

                    Wire Transfer Instructions:
                    ABN AMRO Bank N.V.
                    New York, New York
                    ABA #026009580
                    F/O: ABN AMRO Bank N.V. Chicago CPU
                    Account #650-001-1789-41
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.


                            Signature Page 7 of 13

                    GUARANTY FEDERAL BANK, F.S.B.

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    8333 Douglas Avenue
                    Dallas, Texas 75225

                    Wire Transfer Instructions:
                    Guaranty Federal Bank
                    Dallas, Texas 75225
                    ABA #314070664
                    Account #194080-80854
                    Attention: Commercial Loan Support
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.


                            Signature Page 8 of 13

                    HARRIS TRUST AND SAVINGS BANK


                    By:
                       -------------------------------
                    Name:  R. Michael Newton
                    Title: Vice President

                    Lending Office:
                    111 West Monroe Street
                    Chicago, Illinois 60603

                    Wire Transfer Instructions:
                    Harris Bank
                    Chicago, Illinois 60603
                    ABA #071000288
                    Account #109-215-4
                    Attention: Loan Accounting
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.

                            Signature Page 9 of 13

                    CITICORP USA, INC.

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    400 Perimeter Center Terrace
                    Suite 600
                    Atlanta, Georgia 30346

                    Wire Transfer Instructions:
                    Citibank, N.A.
                    New York, New York 10043
                    ABA #021000089
                    Account #4058-0628
                    Attention: Natisha Stringfield
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.


                            Signature Page 10 of 13

                    FLEET NATIONAL BANK

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    One Federal Street
                    Boston, Massachusetts 02110

                    Wire Transfer Instructions:
                    Fleet National Bank
                    Boston, Massachusetts 02110
                    ABA #011000138
                    Account #151035103156
                    Attention: Commercial Loan Services
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.


                            Signature Page 11 of 13

                    THE FROST NATIONAL BANK

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    100 W. Houston
                    San Antonio, Texas 78296

                    Wire Transfer Instructions:
                    The Frost National Bank
                    San Antonio, Texas 78296
                    ABA #114000093
                    Account #_______________
                    Attention: Janice Hill
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.

                            Signature Page 12 of 13

                    CREDITANSTALT CORPORATE FINANCE,
                    INC.

                    By:
                          ----------------------------
                    Name:
                          ----------------------------
                    Title:
                          ----------------------------

                    Lending Office:
                    Two Ravinia Drive
                    Suite 1680
                    Atlanta, Georgia 30346

                    Wire Transfer Instructions:
                    Chase NY
                    ABA #021000021
                    Account #544-7-73095
                    Reference: The Coca-Cola Bottling Group (Southwest), Inc.


                            Signature Page 13 of 13